Exhibit 99.1

IDEXX Laboratories Elects Irene Chang Britt to Board of Directors
WESTBROOK, Maine, July 12, 2023 -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced the election of Irene Chang Britt, a former executive at Campbell Soup Company, to the Company's Board of Directors, effective July 11, 2023.

"We are pleased to welcome Irene to the IDEXX Board of Directors," said Larry Kingsley, the Company's Independent Non-Executive Board Chair. “Irene is a seasoned executive and director who brings a wealth of business, strategic and leadership experience from her prior senior management roles at public companies, as well as valuable perspectives from her service on public and private company boards. We are confident she will be a strong contributor on our Board."

"I am excited to join the board of a purpose-driven company focused on pet healthcare innovation," said Ms. Chang Britt. "I look forward to working closely with my fellow directors and the IDEXX leadership team to deliver on our Purpose to enhance the health and well-being of pets, people, and livestock while creating long-term value for our stakeholders.”

Ms. Chang Britt was most recently an executive at Campbell Soup Company, a global food and beverage company, where she held roles of increasing scope and responsibility over 10 years, including serving as President/Divisional CEO, Pepperidge Farm Ltd. and Senior Vice President, Global Baking and Snacking; and Senior Vice President and Chief Strategy Officer. Prior to her time at Campbell Soup Company, she held various roles at Kraft Foods, Nabisco, and Kimberly-Clark.

Ms. Chang Britt currently serves as an independent director of Brighthouse Financial, Inc., a provider of annuities and life insurance, and Victoria’s Secret & Co., a clothing and beauty retailer. She previously served as a director of Tailored Brands, Inc., Dunkin’ Brands Group, Inc., TerraVia Holdings, Inc., and Sunoco, Inc.

Ms. Chang Britt received her undergraduate degree in Anthropology from the University of Toronto and her MBA from the University of Western Ontario.

About IDEXX Laboratories IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs nearly 11,000 people and offers solutions and products to customers in more than 175 countries. For more information about IDEXX, visit: www.idexx.com. For media inquiries, please get in touch at media@idexx.com. Note Regarding Forward-Looking Statements.

This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “may,” “anticipates,” “intends,” “would,” “will,” “plans,” “believes,” “estimates,” “should,” “project,” and similar words and expressions. These forward-looking statements are intended to provide our current expectations or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements. These statements are subject to risks, uncertainties, assumptions, and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by IDEXX pursuant to United States securities laws contain discussions of some of these risks and uncertainties. IDEXX assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are advised to review IDEXX’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at sec.gov and via IDEXX’s website at idexx.com).

Contact:
Investor Relations
John Ravis
1-207-556-8155
investorrelations@idexx.com